BlueLinx Quarterly Review Second Quarter 2016

2 Forward-Looking Statement Safe Harbor - This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which we distribute; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, and in its periodic reports filed with the Securities and Exchange Commission from time to time. In addition, the statements in this presentation are made as of August 4, 2016. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 4, 2016. Use of Non-GAAP and Adjusted Financial Information - The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled to the most relevant GAAP presentation. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Immaterial Rounding Differences - Immaterial rounding adjustments and differences may exist between slides, press releases, and previously issued presentations. BlueLinx Holdings Inc.

3 Mitch Lewis Chief Executive Officer

4 Key Emphasis • Continue initiatives to delever the Company ◦ Real estate monetization ◦ Close inventory management and processes • Emphasize local customer interaction to grow market share • Sales excellence initiatives Key Emphasis for BlueLinx

5 Susan O’Farrell Chief Financial Officer and Treasurer

6 Executive Summary – Second Quarter Results • Net Sales of $509.0 million ◦ Net sales down while same center sales up $8.3 million from Q2 2015 • Sales unit volume increased 1.7% from Q2 2015 ◦ Same center sales unit volume increased by 4.1% • Net loss of $3.1 million ◦ Inventory and facility rationalization initiatives reduced net income by $7.7 million • Adjusted EBITDA of $12.7 million, up $2.9 million from Q2 2015 • Debt principal reduction of $63.6 million from Q2 2015

7 2016 2015 in millions Q2 Q2 Net sales $ 509.0 $ 515.7 Less: closed centers 31.1 46.1 Same center net sales $ 477.9 $ 469.6 Revenue • Net sales decreased 1.3% from Q2 2015 • Sales unit volume up 1.7% • Specialty volume increased 3.7% • Structural volume decreased 1.2% • Comparable same center sales up 1.8% from Q2 2015 • Comparable same center sales unit volumes up 4.1% • Specialty volume increased 5.5% • Structural volume decreased 2.2%

8 Quarterly Revenues % by Product Total Revenues in millions

9 Gross Margin

10 2016 2015 in millions Q2 Q2 Selling, general, and administrative $ 52.3 $ 50.7 Depreciation and amortization 2.4 2.4 Total operating expenses $ 54.7 $ 53.1 Operating Expenses • Selling, general, and administrative expenses were up by $1.6 million for the quarter, primarily in restructuring charges related to severance and sales incentives associated with the facility closures • When excluding the severance charges, operating expenses remained comparable year over year even with increased sales volume

11 Cash Cycle Days 9 day reduction • Cash cycle days for the second quarter 2016 were 54 days, a nine day improvement from second quarter 2015 and a 10 day improvement from second quarter 2014 • Net working capital improved by $64.5 million from June 2016 compared to June 2015 1 Including outstanding checks 2 Cash Cycle days calculated on a trailing three month basis 2Q '14 2Q '15 2Q '16 Inventory 52 54 45 Accounts Receivable 36 35 33 Accounts Payable1 (24) (26) (24) Cash Cycle Days2 64 63 54

12 TOPIC PAGE Statements of Operations 13 Adjusted EBITDA 14 Comparable Same Center Schedule 15 Debt Principal 16 Appendix

13 Statements of Operations $ in millions except per share amounts 2016 2015 Q2 Q2 Net sales $ 509.0 $ 515.7 Cost of sales 451.6 455.7 Gross profit 57.4 60.0 Gross margin % 11.3% 11.6 % Operating expenses: Selling, general, and administrative 52.3 50.7 Depreciation and amortization 2.4 2.4 Total operating expenses 54.7 53.1 Net operating income 2.7 6.9 Non-operating (income) expenses: Interest expense 6.3 6.7 Other (income) expense, net 0.1 — Loss before benefit from income taxes (3.7) 0.2 Benefit from income taxes (0.6) (2.7) Net income (loss) $ (3.1) $ 2.9 Basic and diluted net loss per share applicable to common stock $ (0.35) $ 0.33

14 Adjusted EBITDA $ in millions 2016 2015 Q2 Q2 Net income (loss) $ (3.1) $ 2.9 Adjustments: Depreciation and amortization 2.4 2.4 Interest expense 6.3 6.7 Benefit from income taxes (0.5) (2.7) Gain from the sale of properties (0.4) — Share-based compensation expense, excluding restructuring 0.4 0.5 Restructuring, severance, and legal 7.5 — Refinancing-related expenses 0.1 — Adjusted EBITDA $ 12.7 $ 9.8

15 Comparable Same Center Schedule $ in millions 2016 2015 Q2 Q2 Net sales $ 509.0 $ 515.7 Less: closed centers 31.2 46.1 Same center net sales $ 477.8 $ 469.5 Actual year-over-year percentage decrease (1.3)% Same center year-over-year percentage increase 1.8%

16 Debt Principal $ in millions 2016 2015 Q2 Q2 Revolving credit facilities - principal $ 246.8 $ 300.0 Mortgage - principal 158.8 169.2 Total debt principal payable $ 405.6 $ 469.2

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